Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 667-218-7700 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION REPORTS THIRD QUARTER 2024 RESULTS
Earnings Release Highlights
•GAAP Net Income of $3.82 per share and Adjusted (non-GAAP) Operating Earnings of $2.74 per share for the third quarter of 2024
•Raising midpoint and narrowing full-year 2024 Adjusted (non-GAAP) Operating Earnings guidance range to $8.00 – $8.40 per share
•Announced the signing of a 20-year power purchase agreement with Microsoft that will support the launch of the Crane Clean Energy Center

Baltimore (Nov. 4, 2024) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the third quarter of 2024.

“The importance of AI and the data economy to America’s economic competitiveness and national security can’t be overstated, and Constellation will do our part to meet the moment. Our customers are looking for clean, emissions-free energy that they can rely on in every hour of every day, and nothing exemplifies that imperative more than our 20-year agreement with Microsoft to restart the Crane Clean Energy Center,” said Joe Dominguez, president and CEO, Constellation. “There is no more important commodity in the world today than clean energy that is there when you need it. We continue to see opportunities to add clean energy to the grid by extending the life and increasing the output of our nuclear fleet to meet the nation’s growing needs in a way that creates jobs, benefits grid reliability and protects the environment.”

“Our generation fleet performed exceptionally well during the quarter, and we are on track to beat our average refueling outage duration by more than 2 days which is more than 50% below the industry average,” said Dan Eggers, chief financial officer, Constellation. “Our commercial team continued to create exceptional value through optimizing both our generation and load businesses. As a result, we are raising Adjusted (non-GAAP) Operating Earnings guidance range for the full year to $8.00 – $8.40 per share, up from $7.60 – $8.40 per share. This guidance is built upon a strong financial foundation in the third quarter, including Adjusted (non-GAAP) Operating Earnings of $2.74 per share, up from $2.13 per share in the same quarter last year.”
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Third Quarter 2024
Our GAAP Net Income for the third quarter of 2024 increased to $3.82 per share from $2.26 per share in the third quarter of 2023. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2024 increased to $2.74 per share from $2.13 per share in the third quarter of 2023. For the reconciliations of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings in the third quarter of 2024 primarily reflects:
•Favorable nuclear PTC portfolio results and favorable net market and portfolio conditions; partially offset by unfavorable labor (inclusive of incentives), contracting and materials, and impacts of nuclear outages in 2024 compared to 2023.

Recent Developments and Third Quarter Highlights
•Announcing Crane Clean Energy Center: During the third quarter of 2024, we executed a 20-year PPA with Microsoft that will support the restart of Three Mile Island Unit 1, renamed as the Crane Clean Energy Center, which was retired in 2019 for economic reasons. Under the agreement, Microsoft will purchase the output generated from the renewed plant as part of its goal to help power its data centers in PJM with clean energy. We expect Crane will also be eligible for the technology-neutral clean electricity PTC (45Y) provided for by the IRA for its first 10 years of operations. We estimate the project will require approximately $1.6 billion of cash from operations for capital expenditures necessary to restart the plant, with an estimated in-service date of 2028. The restart of the plant and delivery of electricity under the PPA is subject to certain regulatory approvals, including the NRC comprehensive safety and environmental review, as well as permits from relevant state and local agencies. Additionally, through a separate request, we will pursue obtaining a renewed license that will extend operations at the plant to at least 2054.

•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 45,510 gigawatt-hours (GWhs) in the third quarter of 2024, compared with 44,125 GWhs in the third quarter of 2023. Excluding Salem and STP, our nuclear plants at ownership achieved a 95.0% capacity factor for the third quarter of 2024, compared with 97.2% for the third quarter of 2023. There were 37 planned refueling outage days in the third quarter of 2024 and 20 in the third quarter of 2023 for sites we operate. There were 20 non-refueling outage days in the third quarter of 2024 and 10 in the third quarter of 2023 for sites we operate.

•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our fleet was 98.2% in the third quarter of 2024, compared with 98.5% in the third quarter of 2023. Renewable energy capture for our fleet was 96.0% in the third quarter of 2024, compared with 96.6% in the third quarter of 2023.
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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Unless otherwise noted, the income tax impact of each reconciling adjustment between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all adjustments except the NDT fund investment returns, which are included in decommissioning-related activities, the marginal statutory income tax rate was 25.5% and 25.1% for the three months ended September 30, 2024 and 2023. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized and realized gains and losses related to NDT funds were 54.6% and 52.6% for the three months ended September 30, 2024 and 2023, respectively. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2024 and 2023, respectively, does not include the following items (after tax) that were included in our reported GAAP Net Income (Loss):

(In millions, except per share data)	Three Months Ended September 30, 2024	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$1,200	$3.82
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $72)	(210)	(0.67)
Plant Retirements and Divestitures (net of taxes of $10)	30	0.10
Decommissioning-Related Activities (net of taxes of $207)	(195)	(0.62)
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $1)	(2)	(0.01)
ERP System Implementation Costs (net of taxes of $—)	1	—
Change in Environmental Liabilities (net of taxes of $2)	5	0.02
Income Tax-Related Adjustments	33	0.11
Noncontrolling Interests (net of taxes of $—)	(2)	(0.01)
Adjusted (non-GAAP) Operating Earnings	$860	$2.74

(In millions, except per share data)	Three Months Ended September 30, 2023	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$731	$2.26
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $53)	(158)	(0.49)
Plant Retirements and Divestitures (net of taxes of $—)	1	—
Decommissioning-Related Activities (net of taxes of $48)	76	0.24
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $3)	(10)	(0.03)
Separation Costs (net of taxes of $6)	17	0.05
ERP System Implementation Costs (net of taxes of $1)	4	0.01
Change in Environmental Liabilities (net of taxes of $3)	9	0.03
Acquisition Related Costs (net of taxes of $1)	1	—
Asset Impairments (net of taxes of $9)	62	0.19
Income Tax Related Adjustments	(9)	(0.03)
Noncontrolling Interests (net of taxes of $—)	(36)	(0.11)
Adjusted (non-GAAP) Operating Earnings	$688	$2.13
_______
(1) Amounts may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 314 million and 323 million for the three months ended September 30, 2024 and 2023, respectively.

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Webcast Information
We will discuss third quarter 2024 earnings in a conference call scheduled for today at 10 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
About Constellation
A Fortune 200 company headquartered in Baltimore, Constellation Energy Corporation (Nasdaq: CEG) is the nation’s largest producer of clean, emissions-free energy and a leading supplier of energy products and services to businesses, homes, community aggregations and public sector customers across the continental United States, including three fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of more than 16 million average homes, providing about 10% of the nation’s clean energy. We are further accelerating the nation’s transition to a carbon-free future by helping our customers reach their sustainability goals, setting our own ambitious goal of achieving 100% carbon-free generation by 2040, and by investing in promising emerging technologies to eliminate carbon emissions across all sectors of the economy. Follow Constellation on LinkedIn and X.
Non-GAAP Financial Measures
We utilize Adjusted (non-GAAP) Operating Earnings (and/or its per share equivalent) in our internal analysis, and in communications with investors and analysts, as a consistent measure for comparing our financial performance and discussing the factors and trends affecting our business. The presentation of Adjusted (non-GAAP) Operating Earnings is intended to complement and should not be considered an alternative to, nor more useful than, the presentation of GAAP Net Income.

The tables above provide a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.

Due to the forward-looking nature of our Adjusted (non-GAAP) Operating Earnings guidance, we are unable to reconcile this non-GAAP financial measure to GAAP Net Income given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (the Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2023 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants' Third Quarter
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2024 Quarterly Report on Form 10-Q (to be filed on November 4, 2024) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Operating revenues	$6,550	$18,186
Operating expenses
Purchased power and fuel	3,119	8,828
Operating and maintenance	1,535	4,666
Depreciation and amortization	266	868
Taxes other than income taxes	165	446
Total operating expenses	5,085	14,808
Gain (loss) on sales of assets and businesses	2	2
Operating income (loss)	1,467	3,380
Other income and (deductions)
Interest expense, net	(147)	(416)
Other, net	325	693
Total other income and (deductions)	178	277
Income (loss) before income taxes	1,645	3,657
Income tax (benefit) expense	449	768
Equity in income (losses) of unconsolidated affiliates	—	(1)
Net income (loss)	1,196	2,888
Net income (loss) attributable to noncontrolling interests	(4)	(9)
Net income (loss) attributable to common shareholders	$1,200	$2,897

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Operating revenues	$6,111	$19,122
Operating expenses
Purchased power and fuel	3,367	11,983
Operating and maintenance	1,353	4,263
Depreciation and amortization	266	808
Taxes other than income taxes	148	419
Total operating expenses	5,134	17,473
Gain (loss) on sales of assets and businesses	—	28
Operating income (loss)	977	1,677
Other income and (deductions)
Interest expense, net	(82)	(292)
Other, net	—	919
Total other income and (deductions)	(82)	627
Income (loss) before income taxes	895	2,304
Income tax (benefit) expense	205	677
Equity in income (losses) of unconsolidated affiliates	—	(11)
Net income (loss)	690	1,616
Net income (loss) attributable to noncontrolling interests	(41)	(44)
Net income (loss) attributable to common shareholders	$731	$1,660

Change in Net income (loss) attributable to common shareholders from 2023 to 2024	$469	$1,237

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,793	$368
Restricted cash and cash equivalents	89	86
Accounts receivable
Customer accounts receivable, net	1,208	1,934
Other accounts receivable, net	557	917
Mark-to-market derivative assets	632	1,179
Inventories, net
Natural gas, oil, and emission allowances	209	284
Materials and supplies	1,263	1,216
Renewable energy credits	700	660
Other	2,819	1,655
Total current assets	9,270	8,299
Property, plant, and equipment, net	20,892	22,116
Deferred debits and other assets
Nuclear decommissioning trust funds	17,694	16,398
Investments	494	563
Goodwill	420	425
Mark-to-market derivative assets	732	995
Deferred income taxes	35	52
Other	2,297	1,910
Total deferred debits and other assets	21,672	20,343
Total assets	$51,834	$50,758

	September 30, 2024	December 31, 2023
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$—	$1,644
Long-term debt due within one year	1,034	121
Accounts payable and accrued expenses	2,685	2,612
Mark-to-market derivative liabilities	502	632
Renewable energy credit obligation	909	972
Other	322	338
Total current liabilities	5,452	6,319
Long-term debt	7,378	7,496
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	3,554	3,209
Asset retirement obligations	12,322	14,118
Pension obligations	867	1,070
Non-pension postretirement benefit obligations	774	732
Spent nuclear fuel obligation	1,349	1,296
Payable related to Regulatory Agreement Units	4,828	3,688
Mark-to-market derivative liabilities	341	419
Other	2,028	1,125
Total deferred credits and other liabilities	26,063	25,657
Total liabilities	38,893	39,472
Commitments and contingencies
Shareholders’ equity
Common stock	11,379	12,355
Retained earnings (deficit)	3,325	761
Accumulated other comprehensive income (loss), net	(2,134)	(2,191)
Total shareholders’ equity	12,570	10,925
Noncontrolling interests	371	361
Total equity	12,941	11,286
Total liabilities and shareholders’ equity	$51,834	$50,758

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$2,888	$1,616
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	2,049	1,840
Deferred income taxes and amortization of ITCs	358	189
Net fair value changes related to derivatives	(1,161)	146
Net realized and unrealized (gains) losses on NDT funds	(475)	(154)
Net realized and unrealized (gains) losses on equity investments	115	(490)
Other non-cash operating activities	(161)	147
Changes in assets and liabilities:
Accounts receivable	1,083	942
Inventories	31	90
Accounts payable and accrued expenses	(38)	(1,526)
Option premiums received (paid), net	159	(36)
Collateral received (posted), net	1,495	(222)
Income taxes	154	277
Pension and non-pension postretirement benefit contributions	(178)	(46)
Other assets and liabilities	(7,767)	(4,892)
Net cash flows provided by (used in) operating activities	(1,448)	(2,119)
Cash flows from investing activities
Capital expenditures	(1,836)	(1,735)
Proceeds from NDT fund sales	4,934	4,221
Investment in NDT funds	(5,140)	(4,374)
Collection of DPP, net	7,104	4,058
Acquisitions of assets and businesses	(22)	(21)
Other investing activities	16	30
Net cash flows provided by (used in) investing activities	5,056	2,179
Cash flows from financing activities
Change in short-term borrowings	(1,105)	(959)
Proceeds from short-term borrowings with maturities greater than 90 days	200	527
Repayments of short-term borrowings with maturities greater than 90 days	(739)	(200)
Issuance of long-term debt	900	3,192
Retirement of long-term debt	(99)	(150)
Dividends paid on common stock	(333)	(277)
Repurchases of common stock	(999)	(750)
Other financing activities	(5)	6
Net cash flows provided by (used in) financing activities	(2,180)	1,389
Increase (decrease) in cash, restricted cash, and cash equivalents	1,428	1,449
Cash, restricted cash, and cash equivalents at beginning of period	454	528
Cash, restricted cash, and cash equivalents at end of period	$1,882	$1,977

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$6,550	$(517)	(b),(c)	$6,111	$(178)	(b),(c)
Operating expenses
Purchased power and fuel	3,119	(113)	(b)	3,367	(38)	(b)
Operating and maintenance	1,535	(14)	(c),(f),(g),(i)	1,353	(79)	(c),(d),(f),(i),(k),(l)
Depreciation and amortization	266	(50)	(c),(g)	266	(47)	(c),(g)
Taxes other than income taxes	165	—		148	—
Total operating expenses	5,085			5,134
Gain (loss) on sales of assets and businesses	2	(2)	(g)	—	—
Operating income (loss)	1,467			977
Other income and (deductions)
Interest expense, net	(147)	18	(b)	(82)	4	(b)
Other, net	325	(314)	(b),(c),(e)	—	23	(b),(c),(d),(e)
Total other income and (deductions)	178			(82)
Income (loss) before income taxes	1,645			895
Income tax (benefit) expense	449	(300)	(b),(c),(e), (g),(i),(j)	205	20	(b),(c),(d),(e),(f),(i),(j),(k)
Net income (loss)	1,196			690
Net income (loss) attributable to noncontrolling interests	(4)	2	(h)	(41)	36	(h)
Net income (loss) attributable to common shareholders	$1,200			$731
Effective tax rate	27.3%			22.9%
Earnings per average common share
Basic	$3.83			$2.27
Diluted	$3.82			$2.26
Average common shares outstanding
Basic	313			322
Diluted	314			323
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, Asset Retirement Cost (ARC) Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the transition services agreement (TSA).
(e)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(f)Adjustment for costs related to a multi-year Enterprise Resource Program (ERP) system implemented in the first quarter of 2024.
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(i)Adjustment for changes in environmental liabilities.
(j)Adjustment to deferred income taxes due to changes in forecasted apportionment.
(k)Adjustment for an asset impairment.
(l)Adjustment for acquisition related costs.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$18,186	$(774)	(b),(c)	$19,122	$(1,320)	(b),(c)
Operating expenses
Purchased power and fuel	8,828	409	(b)	11,983	(1,466)	(b)
Operating and maintenance	4,666	(213)	(c),(d),(f),(g),(i),	4,263	(260)	(c),(d),(f),(i),(k),(l)
Depreciation and amortization	868	(174)	(c),(g)	808	(148)	(c),(g)
Taxes other than income taxes	446	—		419	—
Total operating expenses	14,808			17,473
Gain (loss) on sales of assets and businesses	2	(2)	(g)	28	(27)	(g)
Operating income (loss)	3,380			1,677
Other income and (deductions)
Interest expense, net	(416)	17	(b)	(292)	7	(b)
Other, net	693	(645)	(b),(c),(e)	919	(857)	(b),(c),(d),(e)
Total other income and (deductions)	277			627
Income (loss) before income taxes	3,657			2,304
Income tax (benefit) expense	768	(504)	(b),(c),(d),(e),(f),(g),(i),(j)	677	(181)	(b),(c),(d),(e),(f),(g),(i),(j),(k),(l)
Equity in income (losses) of unconsolidated affiliates	(1)	—		(11)	—
Net income (loss)	2,888			1,616
Net income (loss) attributable to noncontrolling interests	(9)	5	(h)	(44)	39	(h)
Net income (loss) attributable to common shareholders	$2,897			$1,660
Effective tax rate	21.0%			29.4%
Earnings per average common share
Basic	$9.20			$5.12
Diluted	$9.17			$5.11
Average common shares outstanding
Basic	315			324
Diluted	316			325
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARC Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(e)Adjustment for Pension and OPEB Non-Service credits.
(f)Adjustment for costs related to a multi-year ERP system implemented in the first quarter of 2024.
(g)Adjustment related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(i)Adjustment for changes in environmental liabilities.
(j)Adjustment to deferred income taxes due to changes in forecasted apportionment.
(k)Adjustment for an asset impairment.
(l)Adjustment for acquisition related costs.

Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
(GWhs)	2024	2023	2024	2023
Nuclear Generation(a)
Mid-Atlantic	13,420	13,654	39,839	39,672
Midwest	23,835	24,023	71,381	69,975
New York	5,893	6,448	18,657	18,837
ERCOT	2,362	—	6,340	—
Total Nuclear Generation	45,510	44,125	136,217	128,484

Natural Gas, Oil, and Renewables
Mid-Atlantic	329	361	1,809	1,466
Midwest	151	155	774	715
ERCOT(b)	4,783	5,528	11,890	13,242
Other Power Regions(c)	1,850	1,929	7,017	6,544
Total Natural Gas, Oil, and Renewables	7,113	7,973	21,490	21,967

Purchased Power
Mid-Atlantic	6,022	6,166	12,707	13,615
Midwest	107	104	639	726
ERCOT	771	1,612	2,496	4,561
Other Power Regions(c)	10,813	13,221	30,855	32,875
Total Purchased Power	17,713	21,103	46,697	51,777

Total Supply/Sales by Region
Mid-Atlantic	19,771	20,181	54,355	54,753
Midwest	24,093	24,282	72,794	71,416
New York	5,893	6,448	18,657	18,837
ERCOT(b)	7,916	7,140	20,726	17,803
Other Power Regions(c)	12,663	15,150	37,872	39,419
Total Supply/Sales by Region	70,336	73,201	204,404	202,228

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Outage Days(d)
Refueling	37	20	164	200
Non-refueling	20	10	33	44
Total Outage Days	57	30	197	244
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants and the total output for fully owned plants.
(b)2023 values have been revised from those previously reported to reflect gross generation inclusive of behind the meter consumption.
(c)Other Power Regions includes New England, South, West, and Canada.
(d)Outage days exclude Salem and STP.

	Three Months Ended September 30,		Nine Months Ended September 30,
ZEC Reference Prices(a)	2024	2023	2024	2023
State (Region)
New Jersey (Mid-Atlantic)(b)(c)	$10.00	$9.95	$9.97	$9.91
Illinois (Midwest)	9.38	0.30	4.34	6.81
New York (New York)(b)	18.27	18.27	18.27	19.31

	Three Months Ended September 30,		Nine Months Ended September 30,
Capacity Reference Prices	2024	2023	2024	2023
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$53.60	$49.49	$51.32	$76.36
ComEd (Midwest)	28.92	34.13	31.81	53.48
Rest of State (New York)	132.22	199.89	112.78	147.48
Southeast New England (Other)	949.57	66.67	459.07	100.00

	Three Months Ended September 30,		Nine Months Ended September 30,
Electricity Reference Prices(a)	2024	2023	2024	2023
Location (Region)
PJM West (Mid-Atlantic)	$36.98	$33.31	$33.41	$31.95
ComEd (Midwest)	28.92	30.85	25.80	26.75
Central (New York)	33.30	29.58	31.80	26.85
North (ERCOT)	26.61	129.60	27.75	64.41
Southeast Massachusetts (Other)(d)	38.37	33.45	37.34	38.15
__________
(a)Reference prices may not necessarily reflect prices we ultimately realize.
(b)The NY and NJ state-sponsored programs providing compensation for the emissions-free attributes of generation from certain of our nuclear units include contractual provisions that require us to refund that compensation up to the amount of the nuclear PTC received.
(c)The ZEC price is expected to be $10.00/MWh for each delivery period and is subject to an annual update once full year generation is known. Following the latest annual update in August 2024, the ZEC price for the delivery period beginning June 2023 through May 2024 was calculated to be $9.95.
(d)Reflects New England, which comprises the majority of the activity in the Other region.